UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2011

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 15, 2011, Brian D. Bottjer, C.P.A. was appointed to serve in the position of Acting Chief Financial Officer and Comptroller of the Company. In addition, Mr. Bottjer was also designated to serve as the Company’s Principal Financial Officer and Principal Accounting Officer in connection with dealings with the Company’s independent audit firm and filings with the SEC. The following is biographical information regarding Mr. Bottjer:

Brian D. Bottjer (36) has served as our Controller since June 2007. From September 2006 to May 2007, Mr. Bottjer was our Senior Accountant. Prior to that time, from August 2005 to August 2006, Mr. Bottjer was employed as a Controller for Stewart Title Guaranty Company, a provider of title insurance and related services to the real estate and mortgage industries. From March 2003 to August 2005, Mr. Bottjer served at Raymond James & Associates, Inc., a full service brokerage firm headquartered in St. Petersburg, Florida in a number of roles, including that of manager of financial reporting for certain of the company’s business units. Mr. Bottjer has also served in a variety of financial reporting and administrative roles at the Home Shopping Network and Allstate Insurance Corporation. Mr. Bottjer is a licensed Certified Public Accountant and received his B.S. in business administration from the State University of New York at Buffalo in 1997.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
President and General Counsel

Date: January 21, 2011

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